CUSIP NO. 392775102                                                Page 10 of 10


                                  EXHIBIT 99-1
                             Joint Filing Agreement


     The undersigned agree to file jointly with the U.S. Securities and Exchange Commission the Schedule 13D, and all amendments thereto, required by Commission Rules with respect to their ownership of Daniel Green Company Common Stock, par value $2.50 per share.


Dated:  December 12, 2001


                                               RIEDMAN CORPORATION


                                               By: /s/ James R. Riedman
                                                   -----------------------------
                                                   James R. Riedman, President


                                               /s/ James R. Riedman
                                               ---------------------------------
                                               James R. Riedman


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